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                                                                  Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Women.com Networks, Inc. of our report dated May 7, 1999, except for Note 1 as to which the date is September 27, 1999 and Note 13 as to which the date is October 14, 1999, relating to the financial statements, which appears in the prospectus filed pursuant to Rule 424(b) on October 15, 1999 (No. 333-78363).


PricewaterhouseCoopers LLP
San Jose, California
October 25, 1999